UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 25, 2018

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REV Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37999	26-3013415
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

111 E. Kilbourn Avenue, Suite 2600, Milwaukee, WI 53202

(Address of principal executive offices and zip code)

(414) 290-0910

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 29, 2018, the board of directors of REV Group, Inc. (the “Company”) appointed Stephen Boettinger, 49, as General Counsel, effective as of such date.

Mr. Boettinger joins the Company from Harley-Davidson, where he most recently served as Assistant General Counsel, leading the team providing legal support to Harley-Davidson and managing the legal department’s operations. Mr. Boettinger joined the Harley-Davidson legal team in 2003, where he held progressive positions supporting sales, marketing, engineering, procurement, and manufacturing. Mr. Boettinger also led teams supporting the U.S. public company and corporate governance work, and the global compliance program. Before joining Harley-Davidson, Mr. Boettinger was an associate at the law firm of Foley & Lardner for four years. Prior to law school, he worked for Bethlehem Steel for six years, where he held various positions in operations and engineering, and was also an officer in several National Guard and Army Reserve units. Mr. Boettinger holds a B.S. in mechanical engineering from the University of Notre Dame, an M.B.A. from the University of Indiana, Northwest, and a J.D. from Notre Dame Law School.

Mr. Boettinger replaces Pam Krop, who is leaving her position in light of the Company’s closure of its Miami office. The Company and Ms. Krop entered into a Severance and Consultancy Agreement (“Agreement”) on June 25, 2018. Under the Agreement, Ms. Krop will remain at the Company in an advisory capacity through September 30, 2018, on which date her employment with the Company will terminate, but Ms. Krop will remain available on a consulting basis through September 30, 2019 in order to ensure a smooth transition. In connection with the termination of her employment, Ms. Krop will receive, during the period of 12 months following her termination of employment, a severance payment equal to 12 months of her base salary for fiscal year 2018; and payments in an amount to cover COBRA benefit premiums if Ms. Krop timely elects COBRA coverage. Ms. Krop will also receive her annual bonus if the Company awards bonuses to executives of the Company for fiscal year 2018. From September 30, 2018 to September 30, 2019, Ms. Krop will also receive consulting fees of $200 per hour for any additional legal services performed by her for the Company during this transition period. Any unvested RSU awards will vest on March 15, 2019, but will be subject to clawback through September 30, 2019, and any then unvested option awards will vest on September 30, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

REV Group, Inc.

Date: June 29, 2018	By:	/s/ Barbara H. Stephens
Name: Barbara H. Stephens
Position: Chief Human Resources Officer